EXHIBIT 99.1

EastBridge Investment Group Announces Merger with Cellular Biomedicine Group

Conference call scheduled for Monday November 20th at 10:00 AM EST to discuss growth strategy

PHOENIX, AZ, (November 14th , 2012) - EastBridge Investment Group (OTCQB: EBIG) today announced that it has entered into an agreement to merge with Cellular Biomedicine Group Inc. (CBMG), a translational medicine company with serial preclinical and clinical research projects and multiple planned clinical trials in the Greater China market.  The combined company is expected to be headquartered in Delaware.

Under the terms of the merger agreement, CBMG shareholders will be issued shares of EastBridge constituting 70% of the combined company with the EastBridge shareholders retaining the other 30%.  The parties anticipate that CBMG's current Chairman and CEO Steve Liu, will lead the combined company as Chairman and CEO; EastBridge's current Chairman and CEO Keith Wong will take up two new roles as Chief Business Development Officer, CBDO, and Board Director of the combined company; and Norm Klein, the current COO and CFO, will also take up two new roles as CFO and Board Director of the combined company. The transaction is expected to close early in the first quarter of 2013. Both companies have agreed to continue to operate as separate divisions which should allow them to continue to expand current business opportunities with each other’s assistance. The combined company plans to apply for listing on the NASDAQ exchange as soon as practicable with the future Nasdaq ticker symbol “CBMG” reserved.

Led by a team of seasoned management personnel and scientists, CBMG has developed cellular medicine technologies featuring autologous and allogeneic platforms. CBMG’s portfolio of intellectual property consists of in-house developed protocols for regenerative medicine therapies and in-licensed immunotherapy patents and know-how exclusively for Greater China. In collaboration with multiple Chinese AAA hospitals, CBMG maintains a pipeline of clinical trials based on US protocols, including treatments for knee osteoarthritis, liver cancer, skin cancer, and spinal muscular atrophy. CBMG operates two biologics GMP facilities in China, which are compliant with U.S. standards.

Keith Wong, Chairman and CEO of EastBridge, stated “We are happy to announce the merger with CBMG as there are many clear synergies between the two companies.”  Steve Liu, Chairman and CEO of CBMG stated, "We are very excited to be a part of China’s $50 billion pharmaceutical market today. It is estimated that within five years this market will become the second largest healthcare market in the world. We look forward to working with EastBridge to augment CBMG's growth in these exciting times.”

Conference call details:
When: November 20th, 2012
Time: 10:00 AM ET
Dial in: 1-605-475-6350
Passcode: 769117

About Cellular Biomedicine Group
Cellular Biomedicine Group Inc (CBMG) offers cell therapies for the treatment of cancer and degenerative diseases. Our developmental stem cell, progenitor cell, and immune cell products are the result of collaborative research and development between scientists and doctors from the U.S. and China. Our flagship cGMP facility, consisting of eight independent cell production lines, is designed, certified and managed according to U.S. standards. To learn more about CBMG, please visit: www.cellbiomedgroup.com

About EastBridge
EastBridge Investment Group focuses on high-growth companies in Asia and in the United States, offering IPOs, Joint Ventures and Merchant Banking services. The Company targets industries in electronics, real estate, auto, metal, energy, environmental, bioscience and food retail distribution. To learn more about EastBridge Investment Group go to our web site: www.EbigCorp.com. To receive EBIG's email alert, send a blank email to info@EbigCorp.com.

Forward-Looking Statements
Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential," or "continue," or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Contact:
Norm Klein, EastBridge Investment Group Corp.
480-966-2020, nklein@EbigCorp.com

Investor Contact:
Jeff Ramson, ProActive Capital Group
646-863-6893, jramson@proactivecrg.com